UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024 (August 16, 2024)

Gladstone Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GLAD	The Nasdaq Stock Market LLC
7.75% notes due 2028	GLADZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 16, 2024, Gladstone Capital Corporation (the “Company”) entered into an Equity Distribution Agreement, dated August 16, 2024 (the “Sales Agreement”), by and among the Company, Gladstone Management Corporation, Gladstone Administration, LLC and Jefferies LLC and Huntington Securities, Inc., as sales agents (together, the “Sales Agents”), providing for the issuance of up to an aggregate of $150 million of the Company’s common stock, par value $0.001 per share (the “Shares”). In connection with the signing of the Sales Agreement, the Company, Gladstone Management Corporation, Gladstone Administration, LLC and the Sales Agents terminated the Amended and Restated Equity Distribution, dated July 28, 2023. The Shares will be offered pursuant to the Company’s registration statement on Form N-2 (File No. 333-275934) declared effective by the Securities and Exchange Commission on January 17, 2024 and the base prospectus dated January 17, 2024 and prospectus supplement dated August 16, 2024. Subject to the terms of the Sales Agreement, the Sales Agents are not required to sell any specific number or dollar amount of securities but will act as the Company’s sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents and the Company.

The Sales Agents will be entitled to compensation under the terms of the Sales Agreement at a commission of up to 2.0% of the gross sales price per Share sold pursuant to the Sales Agreement. In connection with the sale of Shares on the Company’s behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. The Company has also agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act,

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

On August 16, 2024, Venable LLP delivered its legality opinion with respect to the Shares to be sold pursuant to the Sales Agreement, which is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of August 16, 2024, by and among Gladstone Capital Corporation, Gladstone Management Corporation, Gladstone Administration, LLC and Jefferies LLC and Huntington Securities, Inc., as sales agents.

5.1	Opinion of Venable LLP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2024	GLADSTONE CAPITAL CORPORATION

	By:	/s/ Nicole Schaltenbrand
Nicole Schaltenbrand Chief Financial Officer & Treasurer